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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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First Investors Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Investors Financial Services Group, Inc.
675 Bering Drive, Suite 710
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 10, 2004

Dear Shareholder:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation, will be held at the offices of the Company located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on Friday, September 10, 2004 at 10 a.m., local time, for the following purposes:

  1.
  To elect seven directors to serve for the ensuing year or until their respective successors have been elected and qualified.

  2.
  To consider and vote upon a proposal to ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ended April 30, 2005.

  3.
  To transact any other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The close of business on July 30, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

        The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2004, accompanies the enclosed proxy statement. The Annual Report does not form any part of the material for solicitation of proxies.

By Order of the Board of Directors
Houston, Texas August 5, 2004	Bennie H. Duck, Secretary

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

FIRST INVESTORS FINANCIAL SERVICES, INC.
675 Bering Drive, Suite 710
Houston, Texas 77057

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held September 10, 2004

        We are soliciting the accompanying proxy in connection with our annual meeting of shareholders to be held at our offices located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on September 10, 2004 at 10 a.m., local time. When the proxy is properly executed and returned, the shares of common stock it represents will be voted at the annual meeting as directed. Unless otherwise specified, the shares will be voted "FOR" the election of the nominees for director named in the proxy and each proposal in the proxy. As of the date of this proxy statement, management does not know of any matters to be brought before the annual meeting other than the proposals set forth in the notice accompanying this proxy statement; however, should any other matters be properly raised at the annual meeting, it is the intention of each of the persons named in the proxy to vote the shares represented by the proxy in accordance with his judgment.

        A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to our corporate Secretary at or before the annual meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the annual meeting and voting in person.

        We are sending this proxy statement and accompanying notice, proxy card and our Annual Report on Form 10-K for the fiscal year ended April 30, 2004, to shareholders on or about August 5, 2004.

VOTING SECURITIES

        Only holders of record of our common stock at the close of business on July 30, 2004, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date there were 5,000,269 shares of our common stock outstanding. Each share of common stock entitles its holder to one vote. Shareholders may not cumulate their votes.

        The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum for the transaction of business. A plurality vote of the outstanding shares of common stock represented at the annual meeting is required for the election of directors. The affirmative vote of a majority of the outstanding shares of common stock represented at the annual meeting is required to approve each other proposal. If a share of common stock is represented for any purpose at the annual meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining the number of votes present for all matters at the meeting. Shares with respect to which authority is witheld, abstentions and shares held by brokers or nominees that are not voted are treated as shares as to which voting authority has been withheld by the holder of those shares and, therefore, have the effect of a vote against the proposal.

PROPOSAL 1:

ELECTION OF DIRECTORS

        In accordance with the Company's Bylaws, the Board has determined that for the forth coming year, and until increased or decreased by the Board, the Board of Directors shall be composed of seven persons, or one less than the current size of the Board. At the annual meeting, seven directors will be elected to hold office until the 2005 annual meeting of shareholders or until their respective successors are duly elected and qualified. Each of the nominees is presently a member of the Board of Directors, has consented to being named in this proxy statement and has notified us that he intends to serve, if elected.

        The size of the Board was established in conjunction with the retirement from active Board service of Walter A. Stockard effective upon the election of the new Board. Mr. Stockard co-founded the Company with Tommy Moore in 1989 and has served on the Board since that time. Mr. Stockard has been a valued member of the Board and has provided exceptional service to the Company's stockholders during his tenure as a director. In recognition of his service and a desire that Mr. Stockard continue his involvement with the Company, albeit in a less rigorous role, the Board has established the nonvoting advisory position of Director Emeritus and has unanimously elected Mr. Stockard to that position contemporaneously with the expiration of his term as a director.

        The seven nominees receiving the highest number of affirmative votes will be elected to the Board. Shareholders may withhold authority to vote for any or all nominees for director. If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy.

        The following table sets forth certain information concerning the persons who have been nominated for election as directors.

Name	Age	Position
Tommy A. Moore, Jr.	46	Chairman of the Board, President and Chief Executive Officer
Roberto Marchesini	59	Director and Vice President—Portfolio Risk Management
Robert L. Clarke(2)	61	Director
Walter A. Stockard, Jr.(1)	51	Director
Seymour M. Jacobs(1)(2)	42	Director
John H. Buck(1)	60	Director
Daniel M. Theriault(2)	45	Director

(1)
Member of the Compensation Committee
(2)
Member of the Audit Committee

        Tommy A. Moore, Jr., a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a director since that time. Mr. Moore was elected to the additional position of Chairman of the Board in July 2000. Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending and also served for a time as manager of finance and leasing for a Houston auto dealership.

        Dr. Roberto Marchesini became a director in June 1995, and served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits. He remains a director and also continues to serve the Company as its Vice President—Portfolio Risk Management. Prior to June 1995 and subsequent to May 1, 1996 to present, he has also been employed as a Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University's Center for Economic Development and Research. Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

        Robert L. Clarke became a director in June 1995, and has been a senior partner of the law firm of Bracewell & Patterson LLP, Houston, Texas since 1992. From 1985 to 1992, he served as the Comptroller of the Currency of the United States. Mr. Clarke also serves as a director of Centex Construction Products, Inc., a publicly-held company.

        Walter A. Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

        Seymour M. Jacobs became a director in November 2000 and is the founder and General Partner of JAM Partners, L.P., a hedge fund based in New York City and the managing member of Jacobs Asset Management LLC, an investment management firm also located in New York City. Prior to founding these firms, Mr. Jacobs worked as an investment securities analyst from 1983-1995, including most recently with Alex. Brown and Sons which served as the lead underwriter of the Company's initial public offering. Mr. Jacobs also serves as a director of Provident Financial Holdings, Inc., a publicly-held holding company for Provident Savings Bank, F.S.B.

        John H. Buck is a retired founding partner of the Houston law firm of Buck, Keenan and Gage and served as coporate legal counsel to the Company from 1992 until his retirement in 2001. Mr. Buck is a graduate of Yale Law School and has over 31 years experience in general corporate and securities law and commercial litigation including transactional work in corporate finance and mergers and acquisitions.

        Daniel M. Theriault joined the Board of Directors in April 2003. He currently serves as a Senior Portfolio Manager with John A. Levin & Co. based in New York. Prior to joining John A. Levin & Co. in 1997, he served as President and Chairman of the Advisory Committee for the T. Rowe Price Financial Services Fund from its inception in September 1996 through October 1997 and served as Vice President and research analyst primarily responsible for analyzing the insurance and financial services industries from 1995 to 1997. Previously Mr. Theriault spent five years as a securities analyst, four years in the insurance industry and five years in public accounting. He graduated with a B.S., cum laude from Boston College and holds designations as a Certified Public Accountant and as a Chartered Financial Analyst.

Recommendation Regarding Election of Directors

        The Board of Directors recommends that you vote FOR the seven named nominees to be elected as our directors.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected the accounting firm of Grant Thornton LLP as our independent auditors to audit the books and records of us and our subsidiaries for the fiscal year ending April 30, 2005, subject to ratification by our shareholders. Grant Thornton LLP has served as our independent auditors for the past three fiscal years and has provided audit opinions for the past five fiscal years.

AUDIT FEES

        The following is a description of fees paid to Grant Thornton LLP or scheduled to be paid under an engagement agreement to Grant Thornton LLP for services in fiscal years 2003 and 2004. The final amounts actually paid for the fiscal year 2004 audit may differ by an immaterial amount based on the final hourly billing by Grant Thornton LLP.

	Fiscal Year 2003		Fiscal Year 2004
Audit Fees
Applicable Fiscal Year	$147,803		$171,000
Prior Periods(1)	213,388		0

Total Audit Fees	$361,191		$171,000
Audit Related Fees(2)	$24,139		$25,000
Tax Fees	$0		$0
All Other Fees	$7,500	(3)	$25,392	(4)

Total Fees	$392,830		$221,392

(1)
Reflects fees paid in fiscal year 2003 for the re-audit of fiscal years 2000 and 2001 previously performed by Arthur Andersen LLP in connection with a restatement of prior period results.
(2)
Relates to certain attestation work performed in connection with the Company's activities as loan servicer for affiliated entities and audit research associated with the formation of an acquisition subsidiary.
(3)
Reflects fees paid in connection with certain consultation work on board compensation and non-employee director stock options.
(4)
Reflects fees paid for attestation work for certain financial disclosures in an offering memorandum related to the issuance of asset-backed term notes.

        A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Recommendation Regarding the Ratification of the Appointment of Grant Thornton LLP

        The Board of Directors recommends that you vote FOR ratification of this appointment.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

        The Board of Directors oversees First Investors' business and directs its management. The Board does not involve itself with the day-to-day operations and implementation of the business. Instead, the Board meets periodically with management to review First Investors' performance and it future business strategy. Members of the Board also regularly consult with management to keep informed about the Company's progress. If all seven current board members are elected by shareholders for the 2004-2005 term, a majority of the Company's board would be deemed "independent" as required under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission thereunder and the rules of the Nasdaq Stock Market. During the fiscal year ended April 30, 2004, the Board of Directors met nine times. All director nominees attended 75 percent or more of the meetings of the Board of Directors and of the committees of the Board on which they served during the past fiscal year. The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The Audit Committee, which met six times during the past fiscal year, acts as a direct liaison between the Board and our independent auditors, and its functions include the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, our accounting policies, internal controls and financial reporting practices. The Audit Committee operates under a written charter approved by the Board of Directors. The Audit Committee is composed of three directors, Robert L. Clarke, Chairman, Seymour M. Jacobs and Daniel M. Theriault. Each member of the audit committee meets the membership requirements and is independent as defined in

Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. The Board of Directors has designated Robert L. Clarke and Daniel M. Theriault as "financial experts" as under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder.

        The Compensation Committee, which met one time during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for executive management and for administering the 1995 Employee Stock Option Plan. The Compensation Committee is composed of three non-employee directors, John H. Buck, Seymour M. Jacobs and Daniel M. Theriault.

        During the 2004 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

        We pay a monthly fee in the amount of $500 to each director who is not one of our officers or employees, and reimburse their out-of-pocket expenses incurred in connection with their services as such, including travel expenses. In addition, under the 2002 Non-Employee Director Stock Option Plan, each director is awarded, on July 15th of each year, stock options representing the right to purchase 20,000 shares of common stock of the Company. In addition, directors who are not employees of the Company may be eligible for additional option grants in the event we meet certain pre-determined profitability goals for the fiscal year.

        In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of common stock, in recognition of the fact that he was the only member of the Board who was neither one of our executive officers nor a substantial shareholder. The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share. On August 2, 2000, in recognition of Mr. Clark's service as a board member, the Board of Directors granted Mr. Clark a non-transferable option to purchase up to 50,000 shares of common stock, which is exercisable in whole at any time or in part from time to time at an exercise price of $4.75 per share Both options will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke's death while serving as a director the options would be exercisable by his heirs or representatives of his estate for a period of two years after the date of his death. In connection with the adoption by shareholders of the 2002 Non-Employee Director Stock Option Plan, the 50,000 options awarded in 2000 to Mr. Clarke were cancelled and reissued, under identical terms, as an award under the plan.

        Walter A. Stockard, Jr. is the son of Walter A. Stockard.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        First Investors has adopted a Code of Business Conduct and Ethics ("Code of Conduct"), which applies to the Company's Chief Executive Officer, Chief Financial Officer and other persons performing similar functions, as well as to the Company's directors and employees. The Code of Conduct has been filed as an exhibit to the Company's Form 10-K for the fiscal year ended April 30, 2004.

Nomination Process

        Given the size and composition of the Board, the Board has elected not to have a nominating committee. As permitted by Nasdaq rules, in lieu of a nominating committee, the Board has determined that a candidate for director nominee, in the event of a vacancy or the establishment of a new directorship on the board of directors, shall be made to the full board of directors for consideration and approval upon the recommendation of no less than a majority of the independent members of the board of directors as defined in Nasdaq Rule 4200(a)(15).

        The Board considers director candidates that are suggested by members of the board of directors, as well as management and stockholders. The Board may also retain a third-party search firm to identify candidates. The process utilized by the Board for identifying and evaluating nominees for director, including nominees recommended by stockholders, varies as circumstances warrant but may involve (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates. During the search process, the Board endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interests of our stockholders and contribute to our overall corporate goals.

        The Board will consider candidates recommended for consideration by our stockholders, provided the information regarding director candidates recommended by our stockholders is submitted to the Board in accordance with the requirements of our Bylaws, Rule 14a-8 of Regulation 14A under the Securities and Exchange Act of 1934, as amended, and other applicable rules and regulations. Director candidate recommendation materials are required to be sent to our Secretary by writing c/o Corporate Secretary, First Investors Financial Services Group, Inc., 675 Bering, Suite 710, Houston, Texas 77057. There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us. The board of directors considers a potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the board of directors. When considering nominating existing directors for re-election to the Board, the Board generally also considers the following criteria: record of past attendance at board of directors and committee meetings; ability to contribute to a positive atmosphere in the board room; absence of any cause for removal; past contributions in service on the Board; the value of maintaining continuity within the Board; and the nominees' desire and willingness to attend future board of directors and committee meetings.

Shareholder Communications

        Shareholder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent to by writing c/o Corporate Secretary, First Investors Financial Services Group, Inc., 675 Bering, Suite 710, Houston, Texas 77057. The Secretary will forward all such communications to the board of directors or to particular directors as directed without screening such communications.

OTHER EXECUTIVE OFFICER

        Our other executive officer who is not also a director, and who serves at the pleasure of the Board of Directors, is as follows:

Name	Age	Position
Bennie H. Duck	40	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

        Bennie H. Duck joined us in May 1996 as Executive Vice President, Secretary, Treasurer and Chief Financial Officer. Mr. Duck was previously employed for ten years by Bank of America in various capacities and most recently as a Vice President of Corporate Finance where his responsibilities included corporate lending and capital market activities for both high yield and high grade clients. His previous experience includes middle market corporate finance and real estate construction and development finance.

SUMMARY COMPENSATION TABLE

        The following table sets forth, for the past three fiscal years, the compensation of our President and Chief Executive Officer and Chief Financial Officer.

	Annual Compensation					Long Term Securities Underlying Options/SARS
Name and Principal Position								All Other Compensation(1)
	Year	Salary		Bonus
Tommy A. Moore, Jr. President and Chief Executive Officer	2002 2003 2004	$ $ $	150,000 150,000 210,000	$ $ $	-0- -0- 26,190	-0- 15,000 15,000	(3) (4)	$ $ $	1,163 1,125 1,696
Bennie H. Duck Executive Vice President and Chief Financial Officer	2002 2003 2004	$ $ $	150,000 150,000 190,000	$ $ $	15,000 -0- 15,000	30,000 10,000 10,000	(2) (3) (4)	$ $ $	1,092 1,125 1,425

(1)
Reflects amounts contributed by us as regular matching contributions under our 401(K) Plan.
(2)
Consists of options under our 1995 Employee Stock Option Plan granted effective August 2, 2000 and April 5, 2001 covering 20,000 shares of common stock and 10,000 shares of common stock, respectively.
(3)
Consists of options granted under our 1995 Employee Stock Option Plan effective September 11, 2002.
(4)
Consists of options granted under our 1995 Employee Stock Option Plan effective September 10, 2003.

        The following table sets forth information concerning the grant of stock options to officers named in the Summary Compensation Table above.

Option Grants in Fiscal Year 2004

			Individual Grants
					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Terms ($)(2)
	Number of Securities Underlying Options Granted (Shares)	Percentage of Total Options Granted to Employees in fiscal year
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
Tommy A.Moore, Jr.	15,000(1)	26.1%	$4.70	9/10/2013	$44,337	$112,359
Bennie H. Duck	10,000(1)	17.4%	$4.70	9/10/2013	$29,558	$74,906

(1)
The options vest in cumulative annual increments of 20% beginning September 10, 2004.
(2)
These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of the Company and overall market conditions. There can be no assurance that the stock appreciation amounts reflected in the table will be achieved.

        The following table sets forth certain information with respect to the exercise of options to purchase common stock during the fiscal year ended April 30, 2004, and the unexercised options held at April 30, 2004 and the value thereof, by each of the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)		Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End		Value of Unexercised In-the-Money Options/SARS at Fiscal Year-End
		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tommy A. Moore, Jr.	—	—	3,000	27,000	$7,200	$38,550
Bennie H. Duck	—	—	50,000	30,000	$20,100	$35,900

        The following table sets forth certain information with respect to the aggregate amount of stock options issued by the Company under both plans approved by shareholders and plans not approved by shareholders as of April 30, 2004.

EQUITY COMPENSATION PLAN

Plan category	Number of securities to be issued upon exercise of outstanding options at Fiscal Year End		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)		(b)	(c)
Equity compensation Plans approved by security holders	554,500		$4.80	445,500
Equity compensation Plans not approved by security holders	20,000	(1)	$11.00	-0-
Total	574,500			445,500

(1)
Represents options granted to Robert L. Clarke upon his election to the Board in 1995. See "Other Information Concerning the Board of Directors" for more information.

EMPLOYMENT AGREEMENTS

        As of April 30, 2004, there were no employment agreements in place between the Company and any executive officer or key employee.

STOCK OPTION PLANS

        In June 1995, the Board of Directors adopted the Company's 1995 Employee Stock Option Plan (the "Plan"), which was thereafter approved by the shareholders of the Company. In September 2002, the shareholders approved an amendment to the Plan to increase the shares available under the Plan to an aggregate of 500,000. The Plan is administered by the Compensation Committee of the Board of Directors and provides that options may be granted to officers and other key employees for the purchase of up to 500,000 shares of common stock, subject to adjustment in the event of certain changes in capitalization. Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.

        The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options. In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant. With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant.

In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

        The exercise price of the option is payable in full upon exercise in cash. At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of common stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the common stock covered by the option.

        As of July 19, 2004, the Compensation Committee had granted options representing the right to purchase a total of 370,500 shares of common stock to officers and key employees of the Company under the 1995 Employee Stock Option Plan leaving 129,500 shares available under the plan.

        In September 2002, the shareholders approved the 2002 Non-Employee Director Stock Option Plan under which non-employee directors are issued, on July 15th of each year, an option to purchase 20,000 shares of common stock at a strike price equal to the average market price on the date of grant. In addition, non-employee directors may be issued additional options annually to the extent that we achieve certain operating results that are predetermined prior to the beginning of the fiscal year. Each option is issued for a term of 10 years and each grant vests in equal annual installments over the three years following the grant date. As of July 19, 2004, a total of 390,000 options had been issued to non-employee directors leaving a remaining 110,000 available under the plan. The Company had also granted, in 1995, stock options covering a total of 20,000 shares of common stock, to a Director who is neither an officer nor an employee. The terms of this option, which was not issued under the Plan, are described above under "Other Information Concerning the Board of Directors."

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's (FIFS) common stock from May 1, 1998 through April 30, 2003 against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the comparable period. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The Company will not make nor endorse any predictions of future stock performance.

Date	Nasdaq US	Nasdaq Finance	FIFS Month End
4/30/1999	100.00	100.00	100.00
7/30/1999	104.01	94.34	111.63
10/29/1999	117.20	91.15	111.63
1/31/2000	154.40	84.40	94.20
4/28/2000	151.46	78.96	87.22
7/31/2000	148.40	80.79	87.22
10/31/2000	132.51	90.06	69.77
1/31/2001	108.38	97.58	80.24
4/30/2001	82.85	96.78	66.98
7/31/2001	79.62	107.64	68.84
10/31/2001	66.57	98.05	58.61
1/31/2002	76.10	108.35	64.21
4/30/2002	66.62	120.10	68.84
7/31/2002	52.63	111.69	63.26
10/31/2002	52.82	108.93	54.90
1/31/2003	52.44	108.63	63.65
4/30/2003	58.18	114.15	76.28
7/31/2003	68.74	129.52	75.54
10/31/2003	76.50	141.98	83.93
1/30/2004	81.62	152.62	100.28
4/30/2004	76.10	146.46	99.54

COMPENSATION COMMITTEE REPORT

        The Compensation Committee establishes and administers the Company's executive compensation programs. Executive officers of the Company whose compensation is established by the Compensation Committee are Tommy A. Moore, Jr. and Bennie H. Duck.

        The Compensation Committee strives to establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain personnel and to stimulate their useful and profitable efforts on behalf of the Company. Under the supervision of the Compensation Committee, the Company develops and implements compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Compensation Committee has adopted the following guidelines for making its compensation decisions:

  •
  Provide a competitive total compensation package that enables the Company to attract and retain key executives.

  •
  Integrate all compensation programs with the Company's annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

  •
  Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

        The Board has granted the Compensation Committee the authority to establish all components of executive pay. Any change in executive pay is reported to the Board. During 2004, the primary components of the Company's executive compensation program were (1) base salary, (2) bonuses, and (3) stock option grants under the Company's 1995 Employee Stock Option Program.

        The Compensation Committee reviews the salary of each of these executive officers annually. In determining each executive officer's base salary the Compensation Committee considers the individual's performance, the performance of the Company and the individual's contribution to that performance, as well as the compensation practices of other companies. In May 2003, the Compensation Committee voted to increase Mr. Moore's annual salary from $150,000 to $210,000 and to increase Mr. Duck's annual salary from $150,000 to $190,000. The decision to increase the base salary of Mr. Moore and Mr. Duck was based on (i) increased duties and responsibilities as a result of management changes within the Company; (ii) operating accomplishments during the year, particularly with respect to the acquisition of servicing rights and the investment in an additional $500 million in managed assets; and (iii) consideration of the compensation levels of chief executive officers and chief financial officers of comparable consumer finance companies. The Compensation Committee also noted that Mr. Moore had not received an adjustment in base salary since 1995.

        Bonus compensation is discretionary and is formulated and paid on an annual basis following the Company's fiscal year end. A determination of whether to pay a bonus and the amount of any bonus is based primarily upon the overall performance of the Company and secondarily on the individual performance of each executive officer. In May 2003, the Compensation Committee awarded Mr. Moore a bonus equal to 5% of consolidated pre-tax income for the 2003 fiscal year of the Company or $26,190. Also during May 2004, Mr. Duck was awarded a performance bonus of $15,000. These bonuses were awarded in recognition of Mr. Moore's and Mr. Duck's contributions to the performance of the Company during the 2003 fiscal year including their role in growing the total managed assets of the Company through portfolio acquisitions.

        Awards under the 1995 Employee Stock Option Plan to executive officers, management and all other employees of the Company are established by the Compensation Committee. The Compensation Committee believes that grants of stock options to executive officers, management and other key employees of the Company align the interests of these individuals with the interests of stockholders. Stock options provide an ongoing, long-term, incentive to executive officers, management and key employees as the value of the stock options depends on the continued success of the Company. In September 2004, the Compensation Committee awarded options to purchase 15,000 shares of common stock to Mr. Moore and options to purchase 10,000 shares of common stock to Mr. Duck at exercise prices equal to the then current market price of $4.70 per share in recognition of their contributions to the Company during the 2003 fiscal year. On July 15, 2004, the Compensation Committee awarded options to purchase an additional 15,000 shares of common stock to Mr. Moore and options to purchase an additional 10,000 shares of common stock to Mr. Duck in recognition of their contributions to the Company in fiscal year 2004 at the then current market price of $4.99 per share.

        As of July 19, 2004, stock options covering a total of 370,500 shares of common stock had been awarded under the 1995 Employee Stock Option Plan, with 129,500 shares remaining available for future grants. As of July 19, 2004, 390,000 options have been granted under the 2002 Non-Employee Director Stock Option Plan with 110,000 shares remaining available for future grants.

Date: July 25, 2004

2004 Compensation Committee
of the Board of Directors
John H. Buck
Seymour M. Jacobs
Daniel M. Theriault

AUDIT COMMITTEE REPORT

        The Audit Committee of the Company operates under written charter approved by the Committee and by the full Board of Directors. The Audit Committee has reviewed and assessed the adequacy of its charter in connection with the preparation of the Company's annual report to shareholders. A copy of the Audit Committee's charter was filed as an exhibit to the 2003 Proxy Statement and has not been subsequently amended.

        In accordance with its charter, the Audit Committee of the Company assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing, financial reporting and internal controls. The Audit Committee's responsibilities can be classified as assisting the Board in monitoring three broad categories:

  •
  The integrity of the Company's financial statements and internal controls

  •
  The Company's compliance with regulatory compliance as it relates to financial reporting and,

  •
  The qualification, independence and performance of the Company's independent auditor

        The Audit Committee has implemented procedures to ensure that it devotes the attention it deems necessary or appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee met five times during 2004.

        In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the fiscal year ended April 30, 2004 with management and Grant Thornton LLP ("Grant Thornton"), the Company's independent auditors. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; has been timely briefed by Grant Thornton as required of the Sarbanes-Oxley Act; and follows the mandates of the Securities and Exchange Commission's rules on Strengthening the Commission's Requirements Regarding Auditor Independence. In addition, the Audit Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independent Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independent Standards Board, and has discussed with the auditors the auditors' independence.

        Based on its review and discussions with management and Grant Thornton, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2004 for filing with the Securities and Exchange Commission.

Date: July 20, 2004

2004 Audit Committee

Robert L. Clarke
Seymour M. Jacobs
Daniel M. Theriault

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of our common stock and the exercisable portfion of our stock options, as of July 19, 2004, by: (i) each person who is known by us to own beneficially more than 5% of the issued and outstanding shares of common stock, (ii) each director, and (iii) each executive officer named in the Summary Compensation Table elsewhere herein. Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of common stock shown as beneficially owned by such person.

Name and Address	Position With Company	Amount and Nature of Beneficial Ownership		Percent of Class
Tommy A. Moore, Jr. 675 Bering, Suite 710 Houston, Texas 77057	Chairman of the Board, President and Chief Executive Officer	406,000	(1)	8.1%
Bennie H. Duck 675 Bering, Suite 710 Houston, Texas 77057	Executive Vice President and Chief Financial Officer	56,000	(2)	1.1%
Walter A. Stockard, Jr. 2001 Kirby, Suite 901 Houston, Texas 77019	Director	380,000	(3)	7.6%
Walter A. Stockard 2001 Kirby, Suite 901 Houston, Texas 77019	Director	95,000	(4)	1.9%
Roberto Marchesini 675 Bering, Suite 710 Houston, Texas 77057	Director and Vice President—Portfolio Risk Management	43,000	(5)	*
Robert L. Clarke 711 Louisiana, Suite 2900 Houston, Texas 77002	Director	90,000	(6)	1.8%
Seymour M. Jacobs One Fifth Avenue New York, New York 10003	Director	509,900	(7)	10.2%
John H. Buck 5100 Bank of America Center 700 Louisiana Houston, Texas 77002	Director	20,000	(8)	*

Daniel M. Theriault One Rockefeller Plaza, 19th Floor New York, New York 10020	Director	287,567	(9)	5.7%
J. Randal Roberts 15 Sundown Parkway Austin, Texas 78746		366,669	(10)	7.3%
JAM Partners, LP One Fifth Avenue New York, New York 10003		429,100	(7)	8.6%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401		388,500		7.8%
Kristene S. Moore P.O. Box 460445 Houston, Texas 77056		400,000		8.0%
Hot Creek Ventures I, LP P.O. Box 3178 Gardnerville, Nevada		409,531		8.2%
All executive officers and directors as a group (9 persons)		1,887,467	(11)	35.7%

*
Less than 1% of the Common Stock outstanding.
(1)
Reflects 400,000 shares held by Mr. Moore and 6,000 shares representing the currently exercisable portion of stock options held by Mr. Moore covering 45,000 shares in the aggregate.
(2)
Reflects currently exercisable portion of stock options held by Mr. Duck covering 90,000 shares in the aggregate.
(3)
Consists of 360,000 shares held by Mr. Stockard as custodian for two minor children, as to which he disclaims beneficial ownership; and 20,000 shares representing the currently exercisable portion of stock options held by Mr. Stockard covering 60,000 shares in the aggregate.
(4)
Includes 20,000 shares representing the currently exercisable portion of stock options held by Mr. Stockard covering 60,000 shares in the aggregate.
(5)
Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 60,000 shares in the aggregate.
(6)
Reflects 90,000 shares representing the currently exercisable portion of stock options held by Mr. Clarke covering 130,000 shares in the aggregate.
(7)
Includes 429,100 shares held by JAM Partners, LP, 30,000 shares held by Mr. Jacobs individually, 30,000 shares held by JAM Special Opportunities Fund LP, 800 shares held by other affiliated individuals or entities as to which Mr. Jacobs may be deemed to be a beneficial holder and 20,000 shares representing the currently exercisable portion of stock options held by Mr. Jacobs covering 60,000 shares in the aggregate.
(8)
Consists of 20,000 shares representing the currently exercisable portion of stock options held by Mr. Buck covering 60,000 shares in the aggregate.
(9)
Reflects 50,000 shares held by Mr. Theriault individually and 6,667 shares representing the currently exercisable portion of stock options held by Mr. Theriault covering 40,000 shares in the aggregate. Also includes 202,800 shares held by Palladium Partners LP, and 28,100 shares held by

  Palladium Offshore, Ltd.. With respect to the Palladium Partners LP shares, Mr. Theriault has a controlling interest in a general partner of Palladium Partners LP and serves as the portfolio manager of the managing general partner of Palladium Partners LP. He disclaims beneficial and pecuniary interest in a percentage of the shares not represented by his limited partnership interest which changes from time to time. With respect to the Palladium Offshore, Ltd. shares, Mr. Theriault is a non-controlling shareholder of Palladium Offshore, Ltd. and serves as a portfolio manager for the investment advisor to Palladium Offshore, Ltd. Mr. Theriault disclaims a pecuniary interest in these shares and disclaims beneficial ownership of the shares not represented by his ownership percentage in Palladium Offshore, Ltd.

(10)
Includes 20,000 shares held by a trust for a minor child, as to which Mr. Roberts disclaims beneficial ownership.Includes 281,667 shares issuable upon the exercise of stock options that are currently exercisable.
(11)
Includes 281,667 shares issuable upon the exercise of stock options that are currently exercisable.

RELATED PARTY TRANSACTIONS

        On December 3, 2001, we entered into an agreement with W.A. Stockard, a member of our Board of Directors under which we may, from time to time, borrow up to $2.5 million. The proceeds of the borrowings will be utilized to fund certain private and open market purchases of our common stock pursuant to a Stock Repurchase Plan authorized by the Board of Directors and for general corporate purposes. Borrowings under the facility bear interest at a fixed rate of 10 percent per annum. The facility is unsecured and expressly subordinated to our senior credit facilities. The facility matures on December 3, 2008, but may be repaid at any time unless we are in default on one of our other credit facilities. As of July 19, 2004, $0 was outstanding under this facility. Total interest expense incurred under this facility during the fiscal year ended April 30, 2004, was $67,676.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of more than ten percent of the outstanding common stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of common stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter.

        Based upon a review of reports submitted to us and representations of persons known by us to be subject to these reporting requirements, we believe that all such reports due in the fiscal year ended April 30, 2004, were filed on a timely basis except for certain late reports on Form 4 concerning the automatic grant of stock options under the 2002 Non-Employee Director Stock Option Plan to Messrs. Jacobs, Clarke, Buck, Stockard, Stockard, Jr. and Theriault in July 2003 which were filed in September 2003.

SHAREHOLDER PROPOSALS

        Any proposals of shareholders which are intended to be presented at the 2005 Annual Meeting of shareholders must be received by the Secretary by April 5, 2005, for consideration for inclusion in the proxy statement and form of proxy for that meeting. Any such proposals should be submitted to us at 675 Bering Drive, Suite 710, Houston, Texas 77057, Attention: Corporate Secretary.

        Such proposals must also have complied with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if the proposal is to be considered for inclusion in our proxy statement for such meeting. We must receive notice of any shareholder proposal to be brought before the meeting outside the process of Rule 14a-8 at the address noted above not less than 45 days prior to the meeting; provided, if we give notice or prior public disclosure of the date of the annual meeting less than

50 days before the meeting, such shareholder's notice must be received not later than the close of business on the seventh day following the date on which our notice of the date of the annual meeting was mailed or public disclosure made.

EXPENSES OF SOLICITATION

        We will bear the cost of solicitation of proxies. Solicitation will be made initially by mail. Our directors, officers and other regular employees may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.

By Order of the Board of Directors Bennie H. Duck, Secretary

FIRST INVESTORS FINANCIAL
SERVICES GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Friday, September 10, 2004

First Investors Financial Services Group, Inc.	proxy

This Proxy is solicited by the Board of Directors
For the Annual Meeting of Shareholders September 10, 2004

Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at 675 Bering Drive, Suite 710, Houston, Texas 77057 on Friday, September 10, 2004 at 10:00 a.m., and at any postponements or adjournments of that meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting.

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR each of the other proposals specified herein.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.
1.	Election of directors:	01 Tommy A. Moore, Jr. 02 Walter A. Stockard, Jr. 03 Robert L. Clarke 04 Roberto Marchesini	05 Seymour M. Jacobs 06 John H. Buck 07 Daniel M. Theriault	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Ratification of the appointment of Grant Thornton LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending April 30, 2005.			☐ For ☐ Against ☐ Abstain
3.	In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:					Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

PROXY STATEMENT
VOTING SECURITIES
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
OTHER EXECUTIVE OFFICER
SUMMARY COMPENSATION TABLE
Option Grants in Fiscal Year 2004
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN
EMPLOYMENT AGREEMENTS
STOCK OPTION PLANS
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
EXPENSES OF SOLICITATION